Exhibit 99.1

Kiora Pharmaceuticals to Implement 1-for-40 Reverse Split

Salt Lake City, Utah -- (September 26, 2022) - Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) ("Kiora" or the "Company") announced that its stockholders authorized a reverse stock split of the Company’s common stock. Following the annual stockholder meeting, the board of directors approved a reverse stock split of one share of common stock for every 40 shares of common stock. On The NASDAQ Capital Market, trading on a split-adjusted basis is expected to begin on Tuesday, September 27, 2022.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company, except for minor changes due to the treatment of fractional shares as described below. Following the reverse stock split, the Company’s total common shares outstanding will be reduced to approximately 1,079,078 shares. The number of authorized shares of the Company's common stock will remain at 50,000,000 and the par value will remain $0.01. The reverse stock split will also cause a proportional reduction in the number of warrants and stock options along with an associated increase in exercise prices. No fractional shares will be issued following the reverse stock split, and cash will be paid to holders in lieu of any fractional shares. The new CUSIP number for the common stock following the reverse stock split is 49721T 309.

The Company has retained its transfer agent, VStock Transfer, LLC (“VStock”), to act as exchange agent for the reverse stock split. VStock will manage the exchange of pre-split shares for post-split shares. Stockholders of record will receive a letter of transmittal providing instructions for the exchange of their shares. Stockholders who hold their shares in street name will be contacted by their banks or brokers with any instructions. For further information, stockholders and securities brokers should contact VStock by email at info@vstocktransfer.com or by telephone at (212) 828-8436.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kiora Pharmaceuticals

Kiora Pharmaceuticals is a clinical-stage biotechnology company developing and commercializing products for the treatment of ophthalmic diseases. KIO-301 is being developed for the treatment of retinitis pigmentosa. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. KIO-101 is being developed for the treatment of the Ocular Presentation of Rheumatoid Arthritis ("OPRA"). It is a next-generation, non-steroidal, immuno-modulatory and small molecule inhibitor of Dihydroorotate Dehydrogenase ("DHODH") with what Kiora believes is best-in-class picomolar potency and a validated immune modulating mechanism (blocks T cell proliferation and proinflammatory cytokine release) designed to overcome the off-target side effects and safety issues associated with commercially available DHODH inhibitors. In addition, Kiora is developing KIO-201, a modified form of the natural polymer hyaluronic acid, designed to accelerate corneal wound healing.

In addition to news releases and SEC filings, we expect to post information on our website, www.kioraphrma.com, and social media accounts that could be relevant to investors. We encourage investors to follow us on Twitter and LinkedIn as well as to visit our website and/or subscribe to email alerts.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the anticipated effective date of the reverse stock split, the number of shares of stock outstanding following the reverse stock split, the development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora's development-stage products, including KIO-101, KIO-201 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to conduct clinical trials on a timely basis, market and other conditions and certain risk factors described under the heading "Risk Factors" contained in Kiora's Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on July 7, 2022 or described in Kiora's other public filings. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Investor Contact
Francina Agosti, PhD
(617) 546-0742

fagosti@reportablenews.com